UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 19, 2005

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As part of Blockbuster Inc.’s (the “Company”) cost containment efforts, John F. Antioco, Chairman and Chief Executive Officer of the Company, has asked to forego any deferred compensation payable to him under his employment agreement in respect of the remainder of the 2005 calendar year starting with the Company’s first payroll period beginning on or after May 1, 2005 and ending with the Company’s last payroll period that ends on or before December 31, 2005. In order to effect Mr. Antioco’s request, the Company and Mr. Antioco executed an addendum to his employment agreement with Company dated March 19, 2005, which addendum reflects the foregoing of such compensation. The amount of Mr. Antioco’s foregone deferred compensation, which is approximately $751,823, will continue to be included for purposes of determining the amount of benefits payable to Mr. Antioco under his employment agreement that are dependent on the amount of his compensation, such as his target bonus.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Addendum to Employment Agreement between the Company and John F. Antioco, dated March 19, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date:	March 21, 2005	By:	/s/ Larry J. Zine
Larry J. Zine Executive Vice President, Chief Financial Officer and Chief Administrative Offer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Addendum to Employment Agreement between the Company and John F. Antioco, dated March 19, 2005